UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

AFC BDC INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	812-15280	87-3220232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Okeechobee Blvd., Suite 1770 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 510-2390

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 28, 2022, AFC BDC Inc., a Maryland corporation (“AFC BDC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AFC BDC Warehouse LLC, a Delaware limited liability company (“BDC Warehouse”). The Merger Agreement provides that, subject to the conditions set forth therein, at the effective time of the Merger, BDC Warehouse will merge with and into AFC BDC, with AFC BDC continuing as the surviving company (the “Merger”). The closing of the Merger occurred immediately following the execution and delivery of the Merger Agreement and became effective at 12:01 p.m. on April 28, 2022 (the “Effective Time”) in accordance with articles of merger filed with the State of Maryland and a certificate of merger filed with the State of Delaware on the date of closing.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

In accordance with the terms of the Merger Agreement, at the Effective Time, each limited liability company membership interest of BDC Warehouse issued and outstanding immediately prior to the Effective Time automatically converted into a pro rata share (based on such member’s percentage interest in BDC Warehouse, adjusted downward for fractional shares) of an aggregate 5,500,000 shares of AFC BDC common stock issued in the Merger.

The aggregate number of shares of AFC BDC common stock to be issued in the Merger was determined based on (a)(i) the aggregate net asset value of BDC Warehouse determined as of March 31, 2022, plus (ii) capital contributions (if any) received by BDC Warehouse during the period from but excluding March 31, 2022 through the close of business on the business day immediately prior to the Effective Time (the “Adjustment Period”), plus (iii) accrued but unpaid interest and normally recurring fees accrued but not paid, and accretion of original issue discount, during the Adjustment Period, minus (iv) cash distributions, if any, made by BDC Warehouse during the Adjustment Period, plus or minus (v) such adjustment as the parties mutually agree to be reasonable or appropriate in view of any material change during the Adjustment Period to a portfolio company in which BDC Warehouse has invested; and plus or minus (vi) such other adjustment as the parties mutually agree to be reasonable or appropriate in in the circumstances, divided by (b) a per share price of $20.00.

Also at the Effective Time, by virtue of the Merger and without any further action on the part of BDC Warehouse, AFC BDC, or their respective equity holders, officers, directors or managers, the shares of common stock owned by the sole stockholder of AFC BDC immediately prior to the Effective Time were automatically redeemed and cancelled in exchange for a cash payment from AFC BDC equal to $20.00 per share for an aggregate payment of $1,000.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) The information required by Item 9.01(a) of Form 8-K, including the financial statements required pursuant to Rule 6-11 of Regulation S-X, was previously included or incorporated by reference in AFC BDC’s amended Registration Statement on Form 10, filed under the Securities Act with the SEC on dated April 5, 2022 (File No. 000-56393) and, pursuant to General Instruction B.3 of Form 8-K, is not included herein.

(b) The pro forma financial information required by Item 9.01(b) will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Description

2.1#	Agreement and Plan of Merger, dated as of April 28, 2022, by and between AFC BDC Warehouse LLC and AFC BDC Inc.

# Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The registrant agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AFC BDC Inc.

Dated: May 3, 2022	By:	/s/ Bernard D. Berman
		Name:	Bernard D. Berman
		Title:	President

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